                                                           EXHIBIT 10.28

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

                              DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT effective as of January 1, 1998 (this "Agreement"), is entered into between BIOSITE DIAGNOSTICS INCORPORATED, a corporation under the laws of the State of Delaware ("Biosite"), having a place of business at 11030 Roselle Street, Suite D, San Diego, California 92121, and FISHER SCIENTIFIC COMPANY L.L.C., a Delaware Limited Liability Company represented by its CURTIN MATHESON SCIENTIFIC division ("CMS"), having a place of business at 9999 Veterans Memorial Drive, Houston, Texas 77038.

                                 W I T N E S S E T H

     WHEREAS, Biosite and CMS entered into the Distribution Agreement dated as of November 11, 1991 (as amended to date, the "1991 Distribution Agreement").

     WHEREAS, Biosite and CMS now desire to enter into a new agreement setting forth the terms of their business relationship and concurrently to terminate the 1991 Distribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants of the parties herein set forth, the parties hereby terminate the 1991 Distribution Agreement and agree as follows:

     1.   PRODUCTS.

          (a) For purposes of this Agreement, the "Products" shall mean the DOA Products, the Micro Products and the Cardiac Products.

               The "DOA Products" shall mean the products described in Schedule A.

               The "Micro Products" shall mean the products described in Schedule B.

               The "Cardiac Products" shall mean the products described in Schedule C, including the Cardiac Panels and the Triage Meters. The "Cardiac Panels" shall mean the Triage Cardiac Panels more fully described in Schedule C, and the "Triage Meters" shall mean the Triage Meters as more fully described in Schedule C.

          (b) During the term of this Agreement, Biosite shall make available to CMS any improved or updated versions of the Products under the same terms and conditions (other than price) as set forth herein.

          (c) Biosite shall provide all required Material Safety Data Sheets, if any, for any Product containing hazardous chemicals or otherwise as required by federal, state or local law.

     2.   GRANT OF DISTRIBUTORSHIP.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, Biosite hereby appoints CMS, and CMS accepts appointment, as the exclusive distributor of the Products in the Territory (as defined below) during the term of this Agreement; provided, however, that Biosite reserves certain rights to promote, market, sell and distribute the Products in the Reserved Market Segments (as defined below). Additionally, CMS shall have nonexclusive distribution rights to ***.

          (b) The "Territory" shall mean the Medical Segment (as defined below) in the United States and its territories. The "Medical Segment" shall mean: hospitals (including nonprofit, religious, government, university, military and psychiatric hospitals); reference laboratories; occupational health centers or clinics that are part of a hospital facility; chest pain centers or clinics that are part of a hospital facility; drug rehabilitation centers and chest pain centers that are part of a hospital facility; planned parenthood centers; and physician group practices of forty (40) or more physicians. The Territory shall NOT include, and CMS shall not be permitted to sell the Products in, any areas or to any market segment not described in this Section 2(b) without the prior written consent of Biosite, which consent

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may be withheld at Biosite's sole discretion.  CMS shall take reasonable steps to limit the likelihood that CMS's customers in the Territory purchase Products for resale in the Reserved Market Segments (as defined below).

          (c) All areas and market segments not included in the definition of the Territory shall be hereinafter referred to as the "Reserved Market Segments." Biosite shall retain all rights to promote, market, sell and distribute (either directly or through others) the Products in the Reserved Market Segments. Except as otherwise set forth in this Agreement, Biosite shall not be permitted to sell the Products in the Territory and shall take reasonable steps to limit the likelihood that Biosite's customers in the Reserved Market Segments purchase Products for resale into the Territory. Included in the Reserved Market Segments, without limitation, are all market segments in countries outside of the United States and its territories and the following customer groups in the United States and its territories: free-standing drug rehabilitation centers and chest pain centers not part of a hospital facility; prisons and prison hospitals; physician practices of less than forty (40) physicians; probation and parole programs; public and private sector workplace testing; non-hospital based occupational health centers or clinics; industrial laboratories; non-hospital military on-site testing programs (i.e., ADCO, recruiting centers); high school, college, university and professional sports programs; government agencies; public carriers; and veterinary clinics and animal testing.

          (d) Nothing herein shall be deemed to prohibit Biosite (i) from distributing, selling, promoting and marketing the DOA Products to *** without restriction, or (ii) from distributing (but not selling) the Products within the Territory only for purposes of pre-market clinical testing or evaluation of the Products or testing of Product improvements or enhancements prior to market introduction.

          (e) Nothing herein shall prohibit Biosite from promoting, marketing, and soliciting and receiving orders for the sale (but not selling) of, the Cardiac Products to hospitals within the Territory ***.

     3.   CONDUCT OF CMS.

          (a) CMS shall use its good faith commercial efforts and facilities to promote, market, distribute and sell the Products and to take no action which would interfere with Biosite's efforts to develop and maintain the reputation of and goodwill with respect to the Products within the Territory during the term of this Agreement. CMS shall provide not less than an aggregate of two (2) full pages of advertising for available Products in its 1998-99 General Catalog. CMS shall permit Biosite access to its sales representatives for the purpose of providing training of CMS's sales representatives in the demonstration and use of the Products on such dates and in such locations as may be mutually acceptable to the parties. CMS shall provide Biosite with samples of any such Product advertising and sales literature prior to printing and distribution of same, and Biosite shall have the right to approve the Product advertisement(s), which approval shall not be unreasonably withheld or delayed. CMS shall use its good faith commercial efforts to inform customers and potential customers of the availability and desirability of the Product; to handle promptly all inquiries, quotations, correspondence and orders; and to assist customers in the proper use of the Products and the referral of customers to Biosite for the solution of technical application problems.

          (b) Except as otherwise set forth in this Section 3(b), CMS shall not market, advertise, distribute or sell any products in the Territory that are directly competitive with the Products as to which CMS enjoys exclusive distribution rights. Notwithstanding the foregoing, CMS shall have the right to distribute and sell (i) products of a third party, competitive with the Products, which third party products CMS sells or distributes as of the date of this Agreement, (ii) any products of such third party which are subsequently added by such third party to its line of products, which are competitive with the Products, (iii) any products that may include competitive assays to the Products that are based on an automated random access instrument platform (with the exception of those instruments manufactured by or on behalf of *** with a broad based menu of analytes such as chemistries, fertility, thyroid function, oncology, infectious disease, TDM, DOA, allergy, etc. and (iv) competitive products in the event Biosite provides notice of nonrenewal as described in Section 6(a) of this Agreement. Additionally, nothing contained in this Agreement shall restrict the activities of CMS outside the Territory with respect to competing products.

          (c) CMS shall provide Biosite, on a monthly basis, with a written forecast of CMS's estimated purchase requirements for each month in the ensuing three-month period for DOA Products, Micro Products and Cardiac Products (other than Triage Meters), and in the ensuing six-month period for Triage Meters. Forecasted quantities for the first and second month of each forecast period shall be binding, subject however to a variance of plus or minus ten percent (10%) for the second month of each forecast and provided that in the first six (6) months following the date of first Product shipment for any new Product, the second month forecast shall be subject to a variance of plus or minus thirty percent (30%). Biosite shall use its good faith commercial efforts to sell such quantities to CMS.


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          (d)  CMS may return, for full credit or replacement, any Product for which CMS is required to give a customer credit or replacement Product due to a claimed defect or deficiency in the Product, provided that CMS first obtains from Biosite a returned goods authorization which shall not be unreasonably withheld or delayed by Biosite.

          (e) Biosite shall review and advise CMS on compliance with all FDA requirements regarding the Products contained in CMS's advertising and sales literature.

          (f) CMS hereby represents and warrants that neither CMS nor its agents or employees will make any representations or claims with respect to the Products which are not authorized in writing by Biosite. Subject to the provisions of Section 6(h) hereof, CMS agrees to and shall indemnify Biosite against, and hold Biosite harmless from, all claims, actions, costs, expenses and damages (including without limitation reasonable attorneys' fees and expenses) arising out of: (i) representations or claims by CMS with respect to the Products which are not authorized by Biosite; (ii) CMS's willful act or omission in connection with the sale, marketing, promotion or distribution of the Products; or (iii) any claim or failure by CMS to comply with governmental regulatory requirements relating to the Products which are applicable to distributors of products; provided, however, in each case Biosite gives CMS prompt notice of any such claim, permits CMS to assume sole control of the defense thereof and provides all reasonable assistance in connection with the defense of such claim. Biosite shall have the right to retain its own counsel and to participate in such defense, with the fees and expenses to be paid by CMS, if representation of Biosite by counsel retained by CMS would be inappropriate due to actual differing interests between Biosite and CMS or any other party represented by such counsel in such proceeding.

          (g) Each shipment from Biosite shall contain numbers identifying the manufacturing lot or lots for control purposes. CMS shall keep accurate records that will enable CMS to determine the Product lots received by specific customers of the Product. CMS shall make such information available to Biosite in the event of a Product recall or Product corrective action requested by Biosite or required by any governmental agency. CMS shall use reasonable effort to provide Biosite with information regarding the prior month's sales to include the account number, account name, city, state, zip code, catalog number, Product description, sales dollars, sales quantity, gross profit dollars and gross profit percent free of charge by the tenth
(10th) of each month, and shall provide Biosite with such information in no event later than the last day of the month, during the term of this Agreement. Any and all such information referred to in this Section 3(g) may be used by Biosite for market analysis and in the course of its performance under this Agreement and for no other purpose, subject to the provisions of
Section 9 of this Agreement.

          (h) CMS shall comply with Biosite's instructions regarding the storage and handling of the Products, and except as otherwise provided in this Agreement, CMS shall be solely responsible for the cost thereof.

          (i) At Biosite's request, CMS shall submit to Biosite such other reports, free of charge, as are customarily provided by CMS to suppliers similarly situated with Biosite.

          (j) Both parties shall keep accurate records sufficient to permit verification of sales data for the Products. Upon written request and upon reasonable notice during regularbusiness hours, each party shall permit an independent certified public accountant or other acceptable representative of the requesting party to inspect such records in order to verify any sales or recall information reasonably required by the provisions of this Agreement, provided that only one such inspection annually shall be permitted and the parties shall not be required to keep such records for longer than five (5) years. All information received as a result of such inspections shall be subject to Paragraph 9 of this Agreement.

          (k) CMS shall promptly advise Biosite of any changes in CMS's organization or personnel which may materially, adversely affect CMS's ability to perform under this Agreement, as well as any material changes affecting ownership or control of CMS.

          (l) At all times during the term of this Agreement, CMS shall maintain a current inventory of each Product sufficient to satisfy not less than CMS's requirements for its reasonably forecasted sales of such Product for the immediately following thirty (30) days.

          (m) At all times during the term of this Agreement CMS shall treat the Products as "focus products" or comparable status as defined at the start of this Agreement for purposes of compensation of CMS sales

*** CONFIDENTIAL TREATMENT REQUESTED
representatives.

     4.   CONDUCT OF BIOSITE.

          (a) Biosite shall ship promptly CMS's orders for Products, but in any event not later than sixty (60) days from receipt of each order for DOA Products and Micro Products, and not later than ninety (90) days from receipt of each order for Cardiac Products (other than Triage Meters). Biosite shall use its reasonable efforts to ship CMS's orders for Triage Meters not later than one hundred twenty (120) days from receipt of each order for Triage Meters. Subject to the provisions of Section 11 hereof, Biosite shall ship CMS orders for Products f.o.b. Biosite's facility in San Diego, California (at which point title and risk of loss shall pass from Biosite to CMS), to CMS's warehouse or to such other CMS location(s) as CMS may designate, insurance prepaid. Biosite shall cooperate with CMS in arranging drop shipments of Products to customers on a case by case basis to include Products designated by Biosite as drop ship Products. CMS shall pay all freight costs for shipping Products by CMS customary means or by any other means specified by CMS in a purchase order. Biosite shall pay all freight costs for shipping Products by any means other than CMS customary means or the means specified by CMS in a purchase order. Biosite shall pay all insurance costs for shipping Products ordered by CMS hereunder.

          (b) Biosite shall notify CMS immediately in writing should Biosite become aware of any defect or condition which may render any Product in violation of any statute or regulation, or which in any way materially alters the specifications or quality of such Product.

          (c) Biosite shall provide to CMS's sales personnel, at CMS's premises or such other location as the parties may agree, such training in the demonstration and use of the Products as may be reasonably requested by CMS. All training material, instructors, demonstration/training

*** CONFIDENTIAL TREATMENT REQUESTED

Products and other training costs and expenses therefor shall be borne by Biosite; provided however, CMS shall, at its expense, provide transportation and lodging for CMS personnel attending such training.

          (d) Biosite shall provide technical support to CMS's sales personnel and customers and promptly provide to CMS such additional technical information developed or acquired by Biosite from time to time as may reasonably be expected to be of assistance to CMS in fulfilling its obligations hereunder. Biosite will provide, at its own expense, a toll free long distance telephone service for technical support for CMS customers and sales representatives.

          (e) Biosite shall provide at its expense reasonable quantities of such instruction manuals and point of sale literature as may from time to time be requested by CMS for use in connection with the distribution of the Products. Subject to CMS's and Biosite's prior written approval, the CMS name will be incorporated in Biosite's advertising and literature intended for distribution in the Territory by CMS sales representatives. If requested to do so by CMS, Biosite shall furnish CMS with suitable copy and photographs for use by CMS in cataloging the Product.

          (f) During the period that CMS has the exclusive right to distribute the Products in the Territory under this Agreement, Biosite shall provide CMS, upon request, with up to the number of Samples (as defined below) of each Product set forth on Schedule D, to be used by CMS solely in connection with the promotion and marketing of such Product. A "Sample" shall mean, with respect to a Product, a sample unit of such Product sold by Biosite to CMS solely for the purpose of marketing and promoting such Product, and not for the purpose of commercial resale. Such Samples may not be sold by CMS and shall be marked by Biosite with the following legend:
"FOR EVALUATION PURPOSES ONLY - NOT FOR RESALE."

          (g) Any Products owned by CMS and rendered unsalable, in CMS's reasonable commercial judgment, due to a change in any Product specification, discontinuation or elimination by Biosite of any Product from its product offering, release by Biosite of any materially improved or updated version of any Product, or any other material change in the Product outside of CMS's control shall be repurchased from CMS by Biosite within thirty (30) days following CMS's request therefor at the price paid for such Product(s) by CMS. Biosite shall additionally pay for return freight and related transportation and insurance charges for all such Products. Biosite's release of a Product which has a longer shelf life shall not be deemed a material improvement under this Section 4(g).

          (h) Biosite shall promptly provide CMS with leads concerning prospective purchasers of the Products within the Territory in a format to be mutually agreed upon between the parties.

          (i) Biosite shall provide full and accurate written instructions on the Bill of Lading regarding the storage and handling of the Products.

*** CONFIDENTIAL TREATMENT REQUESTED

          (j) Biosite shall ship Product so that 70% of current DOA Products shelf life and 60% of Micro Products shelf life will be remaining at the time of receipt at CMS's facility, or at CMS's customer's facility, if drop shipped. Biosite shall take back for full credit plus shipping charges any dated Products shipped contrary to this provision.

     5.   PRICE AND PAYMENT TERMS.

          (a) Biosite shall charge CMS a transfer price for each Sample equal to the Sample Price (as defined below) for such Sample in effect on the date of CMS's purchase order therefor.

          (b) Biosite shall charge CMS the following transfer price per unit for each Product (other than Samples):


DOA PRODUCTS              MICRO PRODUCTS            CARDIAC PRODUCTS
     ***                       ***                        ***
     ***                       ***                        ***

The parties shall meet yearly and attempt to reach mutually acceptable agreement on any necessary revisions to the applicable discounts from List Price set forth in the table above per Product category to reflect an attempt to minimize additional payments from CMS to Biosite and/or rebates from Biosite to CMS. If the transfer price is adjusted on this basis, the Target Purchase Obligations for subsequent calendar quarters under Schedule E shall be adjusted proportionately.

          (c) Biosite shall have the right to amend the Sample Prices and the List Prices set forth on Schedules A, B, C, and D from time to time in its sole discretion; provided, however, that Biosite shall give at least ninety (90) days' prior written notice of any such amendment. Biosite shall honor CMS's existing purchase orders at the transfer prices in effect immediately prior to the effective date of each amendment.

          (d) CMS's payment terms for Samples and Products purchased pursuant to this Agreement shall be *** from receipt of an accurate invoice from Biosite.

          (e) CMS shall be entitled to resell the Products on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credit and discounts.

          (f) For purposes of this Section 5, the following definitions shall apply:

          "Actual Selling Margin" shall mean Actual Selling Price - Transfer Price.

          "Actual Selling Margin Rate" or "ASMR" shall mean:

                    [Actual Selling Price - Transfer Price]
                  -------------------------------------------
                             Actual Selling Price


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          "Actual Selling Price" shall mean, with respect to any Product (other than Samples), the invoiced sales price, net of any discounts actually taken, which CMS or its affiliate charges to an unaffiliated customer for purchase of such Product.

          "Guaranteed Selling Margin Rate" or "GSMR" shall mean, with respect to any Product (other than Samples), the margin rate that is set forth in
     Section 5(h) below for such Product.

          "List Price" shall mean, with respect to any Product (other than Samples), the price therefor set forth on Schedule A, B or C (as applicable), as amended from time to time pursuant to Section 5(c) or 5(j).

          "Sample Price" shall mean, with respect to any Sample, the price therefor set forth on Schedule D, as amended from time to time pursuant to
     Section 5(c).

          "Target Dollar Sales" shall mean, with respect to any Product category, the target dollar sales obligation for such Product category set forth on Schedule E, as amended from time to time pursuant thereto.

          "Transfer Price" shall mean, with respect to any Product (other than Samples), the price calculated pursuant to Section 5(b) above which CMS is obligated to pay to Biosite for purchase of such Product.

          (g) Subject to the provisions of Section 5(j) below, CMS shall receive the Guaranteed Selling Margin Rate on Products per the matrix set forth in Section 5(h) below for the term of this Agreement. In accordance with the payment terms set forth in Section 5(d) above, Biosite shall receive payment of the Transfer Price for Products shipped to CMS. Subject to the provisions of Section 5(j) below, should the Actual Selling Margin Rate be less than the GSMR for a Product unit, CMS is entitled to a rebate from Biosite for such Product unit. The rebate is calculated as follows:

          Rebate    =    [GSMR - ASMR] X Actual Selling Price

Subject to the provisions of Section 5(j) below, should the ASMR exceed the GSMR for a Product unit, CMS will make an additional payment to Biosite for such Product unit. The additional payment is calculated as follows:

          Additional Payment  =    [ASMR - GSMR] X Actual Selling Price

The following is a numerical example to illustrate the calculations above:

     A.   No rebate or additional payment

                                         ***

          (h)  The GSMR for each Product category shall be as set forth below:


                                         ***


          (i) Within ten (10) days after the end of each calendar month, CMS shall prepare and provide Biosite with a reasonably detailed written sales report which shall (i) set forth on a Product-by-Product basis the sales of Products by CMS and its affiliates to unaffiliated customers, and (ii) calculate on a Product-by-Product basis the Actual Selling Price, the ASMR and the GSMR therefor, and the net amount (if any) of the additional payments from CMS to Biosite and/or the rebates from Biosite to CMS owing under
Section 5(g) for such calendar month. Such report shall be based on sales by CMS and its affiliates, as reflected on CMS's Key Supplier Report, on each Product during each calendar month. CMS shall pay to Biosite any such additional payment, and Biosite shall pay to CMS any such rebate, owing under
Section 5(g) for each calendar month on or before the later of the fifteenth
(15th) day of the following calendar month or ten (10) days after Biosite's receipt of the applicable sales report for such calendar month. Biosite and its agents shall have the right, on reasonable notice and not more than twice in each calendar year, to inspect and audit the books and records of CMS and any of its relevant affiliates to verify the accuracy of such sales reports.

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Biosite shall pay the fees and expenses of such audit; provided, however, if such audit reveals that the aggregate amount (net of any rebates from Biosite) payable by CMS to Biosite for the audited period is more than one hundred five percent (105%) of the aggregate amount (net of any rebates from Biosite) actually paid by CMS to Biosite for the audited period, CMS shall pay the reasonable fees and expenses of such audit.

          (j) Except as set forth below in this Section 5(j) or as the parties otherwise mutually agree, if the Actual Selling Price of any Product unit is less than the applicable amount set forth below, then for purposes of calculating ASMR and GSMR, and the amount of any rebate or additional payments under Section 5(g), the Actual Selling Price of such Product unit shall be deemed to be the applicable amount set forth below:

     DOA PRODUCTS        MICRO PRODUCTS      CARDIAC PRODUCTS

     ***                 ***                 ***

  The foregoing limitation on the calculation of Actual Sales Price shall not apply to (a) any sales made by CMS or its affiliates prior to March 1, 1998,
(b) to continuation of the discount rate or net price to existing customers during the term of this Agreement, (c) any sales made pursuant quarters to binding agreements between CMS and unaffiliated customers entered into prior to March 1, 1998, or (d) to discounts beyond such levels approved by Biosite. Further, in the event CMS gives Biosite not less than three (3) working days prior written notice of its good faith request for a discount rate from the List Price in excess of the amount set forth above and Biosite fails to approve the requested discount rate and, as a result, one or more existing customers of CMS thereafter fails to purchase further Products from CMS, CMS shall receive a credit(s) against its quarterly Minimum Purchase Obligations equivalent at cost to the volume of Product sale lost for each calendar quarter during the remaining term of this Agreement equal to the quarterly average (based on the immediately preceding four (4) calendar quarters or, if less than four (4) quarters, the actual sales annualized and divided by 4) of the dollar volume of DOA Products and Micro Products purchased by such customer or customers.

     6.   TERM, TERMINATION AND LOSS OF EXCLUSIVITY.

          (a) The initial term of this Agreement shall be for a period of *** years ("Initial Term") from the date first set forth above, unless terminated sooner as provided herein. Thereafter, this Agreement shall *** ("Extended Term") unless notice of nonrenewal is given by one party to the other at least ninety (90) days prior to the expiration of the Initial Term.

          (b) This Agreement shall terminate for cause, without liability to either party, immediately if either party (i) files a voluntary petition in bankruptcy or is adjudged a bankrupt in any involuntary proceeding, (ii) is generally unable to pay its debts as they become due, (iii) has a receiver or judicial trustee or custodian appointed for it, or (iv) fails to cure any material breach in the provisions of this Agreement within thirty (30) days after receipt of written notice of such breach from the other party.

          (c) Furthermore, this Agreement may be terminated for cause by Biosite if CMS fails to purchase at least the aggregate dollar amount of DOA Products and Micro Products (collectively, the "Minimum Purchase Obligation") equal to *** of the aggregate of the applicable Target Purchase Obligations set forth on Schedule E for DOA Products and Micro Products (excluding Samples) ***. In the event CMS fails to purchase the applicable Minimum Purchase Obligation for any such period, Biosite may give CMS written notice termination of this Agreement within sixty (60) days' after the end of the applicable period, which termination shall be effective one hundred eighty
(180) days' after CMS's receipt of such written notice of termination. Immediately upon receipt of such termination notice, the distribution rights of CMS shall become nonexclusive with the effective date of such. The remedies provided for in this section shall be Biosite's sole and exclusive remedies for CMS's failure to purchase the applicable Minimum Purchase Obligation for such period. Notwithstanding the foregoing, if CMS is unable to purchase the applicable Minimum Purchase Obligation for any such period due solely to an act or omission of Biosite, such failure shall not constitute grounds for termination with cause pursuant to this Section 6(c) with respect to such period. For the purposes of this Section 6(c), Product shall be deemed purchased when a firm purchase order has been received by Biosite for delivery of Products within sixty (60) days.

          (d) Biosite's inability to provide Product necessary for CMS to meet the Minimum Purchase Obligation for any Product due to an event of force majeure shall not be deemed to be a breach of this Agreement. The occurrence of any event of force majeure shall extend the time for performance and term of this Agreement for a period

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of time equal to the length of the force majeure delay.

          (e) In the event that Biosite fails for whatever reason(s) to deliver the quantities of Product units ordered by CMS to meet the Minimum Purchase Obligation for such Product for any two (2) consecutive calendar quarters in any calendar year, then CMS may, within thirty (30) days before or after the end of such period, give Biosite written notice of Fisher's intent to sell competitive products. Biosite must, within ten (10) days after receipt of such notice of intent, either (a) provide information to the reasonable satisfaction of CMS that it will be back in production at a run rate sufficient to satisfy the Minimum Purchase Obligation within ninety (90) days thereafter, (b) make CMS nonexclusive as to that Product, or (c) remove the Product from this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Biosite fails to timely make its election, CMS shall have the right to terminate this Agreement as to any such Product by providing written notice thereof to Biosite, with such termination being effective sixty (60) days after such notice to Biosite from CMS.

          (f) Biosite may also terminate this Agreement at any time without cause if, upon termination, Biosite pays CMS a one-time payment (the "Buy-out Amount") equal to the following:

               (i) if Biosite gives not less than one hundred eighty (180) days prior written notice of such termination, the Buy-out Amount shall equal
     ***

               (ii) if Biosite gives at least sixty (60) days but less than one hundred eighty (180) days prior written notice of such termination, the Buy-out Amount shall equal ***. In no event may Biosite terminate this Agreement with less than sixty (60) days notice.

Except as provided in Section 6(g), payment of any sums calculated under this
Section 6(f) shall constitute CMS's sole and exclusive remedy in the event Biosite terminates this Agreement without cause.

          (g) Upon termination of this Agreement, CMS shall return to Biosite all CMS's unused Samples, in substantially the same condition as received, and unsold inventory of Products, f.o.b. CMS's warehouse(s); provided, however, that Biosite shall not be obligated to repurchase expired Samples and Product. Biosite shall refund to CMS the cost of such Samples and Product. If this Agreement is terminated by Biosite under Section 6(e) or 6(f), Biosite shall pay the return freight and insurance therefor.
Otherwise, CMS shall pay the return freight and insurance therefor.

          (h) The rights and duties of each party under Sections 3(d), 3(f), 6(g), 7, 8, 9, 10, 14, 15, 19 and 25 of this Agreement and Biosite's obligations under the Continuing Guaranty as referred to in Section 10(a) hereof, shall survive and be enforceable in accordance with their terms.

          (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONTINGENT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY, OR ANY LOSS OF PROFITS OR REVENUE OF THE OTHER PARTY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY, STRICT LIABILITY OR OTHERWISE.

     7.   TRADEMARKS.

          (a) All Product units sold by Biosite to CMS will bear one or more of the trademarks or trade names (including, but not limited to, the name Triage-TM-) relating to such Product owned by or licensed to Biosite (collectively, the "Biosite Marks"), and CMS shall not alter, remove or modify the Biosite Marks, nor affix any other trademark to the Product, without the prior express written consent of Biosite. CMS shall not utilize any of the Biosite Marks in connection with any promotional brochures or advertising materials relating to the Products without the prior express written consent of Biosite, which consent shall not be unreasonably withheld, delayed or conditioned. Biosite's consent to the use of the Biosite Marks shall be conditioned upon such brochure or advertising materials clearly indicating Biosite's ownership of the Biosite Marks.

          (b) All Product units purchased by CMS hereunder shall be marketed by it in the original packages under the original labels provided by Biosite, and CMS shall make no modifications, or alterations to such Product units or labels; provided, however, that CMS may affix labels or other indices which serve to identify CMS as a distributor of the Product, so long as they do not cover and are not inconsistent with any of Biosite's Product labels or markings.

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

          (c) Nothing in this Agreement shall be construed as granting CMS any license or interest in the Biosite Marks, and CMS acknowledges that it has been advised by Biosite of Biosite's claim of ownership of the Biosite Marks. CMS agrees that it will do nothing inconsistent with such ownership and that all use of the Biosite Marks will inure to the benefit of and be on behalf of Biosite. Specifically, CMS agrees that: it will not challenge the validity of, or Biosite's ownership of, any of the Biosite Marks; it will not take any action that is inconsistent with, or may impair, Biosite's right, title and interest to the Biosite Marks; it will not represent to any third party that it has any ownership interest in the Biosite Marks; it will not adopt any trademarks that are confusingly or deceptively similar to the Biosite Marks; and it will, at Biosite's sole cost and expense, execute and deliver to Biosite any and all documents which Biosite may request to confirm in Biosite all right, title and interest in the Biosite Marks.

          (d) CMS shall make no statement to the press relating or referring to the Products without the prior express written approval of Biosite.

          (e) CMS shall promptly notify Biosite in writing of any challenges to the validity, infringement on or unauthorized use of any of the Biosite Marks, actual or threatened, that may come to CMS's attention. Biosite shall be responsible for and shall assume all expenses of the enforcement of the Biosite Marks.

          (f) Biosite recognizes that CMS is the owner of the trademarks and trade names denoting CMS or CMS products, which it may elect to use in the promotion and sale of the Products, and that Biosite has no right or interest in such trademarks or trade names; provided, however, that except as otherwise set forth in Section 7(b) hereof, no CMS labels, package inserts or other material shall accompany the Products without the prior express written approval of Biosite.

          (g) Upon termination of this Agreement, CMS shall continue to be entitled to utilize the Biosite Marks on the terms agreed to previously by the parties in connection with CMS's promotion, marketing, distribution and sale of units of Products remaining in CMS's inventory and not repurchased by Biosite. Thereafter, CMS shall terminate all use of Biosite Marks, and shall at Biosite's request and at Biosite's expense, destroy or return to Biosite all literature and other advertising and promotional materials bearing the Biosite Marks. In the event of termination or expiration of this Agreement, CMS agrees to cooperate with Biosite and to execute any and all documents requested by Biosite for the purpose of canceling any registered user or other rights with respect to Biosite's name and the Biosite Marks that CMS may have acquired in operating hereunder, or, at Biosite's election, in transferring such rights to Biosite or its designee. CMS also agrees to cooperate with Biosite in transferring any appropriate rights in connection with the Biosite Marks to Biosite and/or Biosite's designee, at Biosite's sole cost and expense, if Biosite desires to sell or have sold products in the Territory (other than the Products), other than by CMS.

     8.   COPYRIGHTS.

          (a) CMS hereby acknowledges that Biosite may claim copyright protection with respect to its package inserts and other supporting materials which it includes with each of the Product units, and CMS further acknowledges the validity of Biosite's right to claim the copyright protection to such materials. CMS further acknowledges that Biosite has advised CMS that it has the sole and exclusive right to claim the copyright protection with respect to all of its package inserts and other supporting materials included with the Products, and CMS shall take no action which is in any way inconsistent with Biosite's claim of copyright protection that it expects to make with respect to such materials.

          (b) In order to protect against infringement of Biosite's copyright through unauthorized reproduction or duplication of its copyrighted materials, such materials included with the units of Products sold by Biosite to CMS shall bear appropriate copyright markings. Nothing contained in this
Section 8 shall prohibit CMS from copying and distributing to its sales representatives Product advertising, literature and other materials prepared by or on behalf of Biosite for the purpose of fulfilling CMS's obligations under this Agreement.

          (c) CMS shall promptly notify Biosite in writing of any infringements, whether within or without the Territory, of any of Biosite's copyrights which come to the attention of CMS. CMS shall, at Biosite's request, provide Biosite with all reasonable assistance in initiating and prosecuting any legal action against any infringer of Biosite's copyrights within the Territory; provided, however, that all costs incurred in connection with any such copyright infringement action shall be borne solely by Biosite.

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

     9.   TRADE SECRETS AND CONFIDENTIAL INFORMATION.

          (a) CMS may receive various trade secrets of Biosite and other information of Biosite of a confidential nature (including but not limited to specific technical information concerning the Products). CMS agrees that it will not disclose to anyone, directly or indirectly, any of such trade secrets or other confidential information, or use such trade secrets or other confidential information other than as reasonably required in the course of its performance under this Agreement. Notwithstanding the foregoing, CMS may disclose such trade secrets or other confidential information to the extent required by applicable law, regulation or court order, provided that CMS shall give Biosite reasonable notice of any such required disclosure and shall give Biosite an opportunity to object to any such disclosure or to request confidential treatment thereof. CMS shall, at Biosite's option, return such information to Biosite or destroy all such data having physical form and all copies thereof. The obligations set forth in this Section 9(a) shall survive any termination of this Agreement for a period of three (3) years.

          (b) Biosite may receive various trade secrets of CMS and other information of CMS of a confidential nature (including, but not limited to the names of CMS's customers and sales data). Biosite agrees that it will not disclose to anyone, directly or indirectly, any of such trade secrets or other confidential information, or use such trade secrets or other confidential information other than as reasonably required in the course of its performance under this Agreement. Notwithstanding the foregoing, Biosite may disclose such trade secrets or other confidential information to the extent required by applicable law, regulation or court order, provided that Biosite shall give CMS reasonable notice of any such required disclosure and shall give CMS an opportunity to object to any such disclosure or to request confidential treatment thereof. Biosite shall, at CMS's option, return such information to CMS or destroy all such data having physical form and all copies thereof. The obligations set forth in this Section 9(b) shall survive any termination of this Agreement for a period of three (3) years.

          (c) Notwithstanding any provision set forth in this Section 9 to the contrary, the parties' obligations under this Section 9 shall not apply to the extent that: (i) the confidential information, or any relevant part of it, can be shown to be in the public domain prior to the date of this Agreement; (ii) the confidential information, or any relevant part of it, becomes part of the public domain, other than by some unauthorized act or omission, after the date hereof; (iii) the confidential information, or any relevant part of it, is disclosed to such party by a third party who has the right to make such disclosure; (iv) express written permission to disclose the confidential information, or any relevant part of it, or to make use of same, is obtained from the non-disclosing party by the disclosing party; or
(v) the information is developed independently of the confidential information by the other party based on written records maintained in the ordinary course.

     10.  BIOSITE'S WARRANTIES; DISCLAIMER OF WARRANTIES.

          (a) Biosite agrees that it shall execute and warrants that it shall abide by the terms of CMS's Continuing Guaranty, a copy of which is attached hereto as Exhibit A and which guaranty is incorporated herein by reference. The terms and provisions of the Continuing Guaranty shall survive the termination of this Agreement. Prior to the first shipment of Product to CMS, Biosite shall provide CMS with certificates of insurance which meet the requirements of paragraph D of the Continuing Guaranty. Biosite's insurance carriers shall at all times during the term of this Agreement be rated by Best's as B+ or superior. Biosite is not aware after due inquiry of any circumstance which would prevent the issuance of such policy.

          (b) In addition to the warranties of Biosite set forth in this Agreement and in the Continuing Guaranty, Biosite warrants that each of the Products will conform to the specifications set forth in Product literature prepared by or on behalf of Biosite and that the Products will comply and be manufactured, packaged, sterilized (if applicable), labeled and shipped in compliance with all applicable federal, state and local laws, orders, regulations and standards.

          (c) Biosite and CMS shall extend to customers only the Product Warranty embodied in Exhibit B hereto; provided that Biosite may modify such Product Warranty with CMS's consent, which consent shall not be unreasonably withheld. Biosite shall not modify or amend the warranty during the term of this Agreement without providing CMS with sixty (60) days' prior written notice. Biosite warrants and represents that the Products will perform in accordance with Biosite's warranty.

          (d) Except for the Product warranty which is described in Section 10(c) hereof, Biosite MAKES NO WARRANTIES TO CUSTOMERS AND CMS SHALL NOT MAKE ANY OTHER WARRANTIES


*** CONFIDENTIAL TREATMENT REQUESTED

TO CUSTOMERS AS TO THE MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR USE.

     11.  FORCE MAJEURE.

          The obligations of either party to perform under this Agreement shall be excused during each period of delay to the extent caused by such matters as strikes, shortages of power or raw materials, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform. The affected party shall make all commercially reasonable efforts to remedy the effects of such force majeure. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance may cancel its obligations hereunder.

     12.  NOTICES.

          Any notice required by this Agreement shall be in writing, and may be delivered in person, by nationally recognized overnight delivery service or by any lawful means to the party for whom intended at its address set forth below, and shall be effective on receipt.

If to Biosite:      Biosite Diagnostics Incorporated
                    11030 Roselle Street, Suite D
                    San Diego, California  92121
                    Telecopy:  (619) 445-4815
                    Attn:  Kim Blickenstaff

with a copy to:     Pillsbury Madison & Sutro LLP
                    235 Montgomery Street, 15th Floor
                    San Francisco, California  94104
                    Telecopy:  (415) 983-7396
                    Attn:  Thomas E. Sparks, Jr., Esq.


If to CMS:          Fisher Scientific Company
                    9999 Veterans Memorial Drive
                    Houston, Texas  77038
                    Telecopy:  (281) 878-2293
                    Attn:  Legal Department

with a copy to:     Fisher Scientific Company
                    2000 Park Lane
                    Pittsburgh, Pennsylvania  15275
                    Telecopy:  (412) 490-8885
                    Attn:  General Counsel

or such other address as provided in writing in the manner provided by this Section.

     13.  ENTIRE AGREEMENT.

          This Agreement, including Schedules and Exhibits, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, understandings and representations, whether written or oral, between the parties with respect to such subject matter. Without limiting the generality of the foregoing, Biosite and CMS each releases the other from its obligation to pay any unpaid amounts owing pursuant to Section 6(b) of the Amendment executed as of March 12, 1996, to the 1991 Distribution Agreement. In ordering and delivery of the Products, the parties may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms of this Agreement.

     14.  ATTORNEYS' FEES.

          In the event any claim or counterclaim is asserted or action is commenced to enforce any of the rights

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


or obligations of the parties under this Agreement, the prevailing party shall be entitled to collect from the other party, as part of the judgment rendered with respect to such claim or action, reasonable attorneys' fees, expenses and court costs.

     15.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CALIFORNIA CHOICE OF LAW PROVISIONS.

     16.  COMPLIANCE WITH APPLICABLE LAWS.

          In connection with the sale of the Products hereunder, Biosite and CMS shall comply with all applicable laws, regulations and orders of governmental bodies having jurisdiction in respect of activities contemplated by or covered under this Agreement, including without limitation, obtaining all necessary permits, licenses and regulations. CMS shall cooperate fully with Biosite, at Biosite's sole cost and expense, in connection with securing and maintaining any governmental registration or other governmental permits required with respect to marketing the Products in the Territory and CMS will notify Biosite of any local laws affecting the Products which may come to its attention.

     17.  ASSIGNMENTS.

          (a) Subject to Section 17(b) below, neither party shall assign or transfer this Agreement, by operation of law or otherwise, in whole or in part without the prior written consent of the other party in each and every instance, which consent may not be unreasonably withheld. If either party wishes to assign or otherwise transfer this Agreement, as aforesaid, in each instance the party seeking to assign or otherwise transfer this Agreement shall submit to the other party for such party's review and approval as soon as practicable such information as the other party may reasonably request concerning the assignee or transferee and the party from which consent is sought shall have thirty (30) days following receipt of the fully responsive materials in which to review the same and approve or reject the assignment or transfer. In any event in which the party from which consent is sought reasonably rejects the assignment or transfer, this Agreement shall terminate one hundred eighty (180) days following the date on which the rejection is received by the party seeking to assign or transfer. The parties shall make best efforts to promptly and amicably wind up all outstanding matters concerning the subject matter of this Agreement.

          (b) Notwithstanding Section 17(a) above, a merger, reorganization, recapitalization, sale or transfer of all or substantially all of the assets, change of control, or similar transaction of a party shall not be deemed an assignment or transfer of this Agreement subject to the provisions of Section 17(a) above.

     18.  AMENDMENTS.

          No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

     19.  EXISTING OBLIGATIONS.

          Each party represents and warrants that the terms of this Agreement do not violate any existing obligations or contracts of it. Each party shall defend, indemnify and hold harmless the other party from and against any and all claims, demands, liabilities and causes of action that are hereafter made or brought against the other party that allege any such violation.

     20.  RELATIONSHIP OF THE PARTIES.

          (a) For the purposes of this Agreement, CMS and Biosite are deemed to be independent contractors and not the agent or employee of the other. Neither CMS nor Biosite shall have the authority to make any statements, representations or commitments of any kind, or take any action, which shall be binding on the other, except as provided for herein or authorized in writing by the party to be bound.

          (b) This Agreement does not grant any license from Biosite to CMS or from CMS to Biosite

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


except as expressly provided herein.

     21.  SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     22.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

     23.  APPROVALS AND CONSENTS.

          Each of the parties represents to the other that all necessary approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby, or for preventing the termination of any right, privilege, license or agreement or any right granted hereunder have been received by both parties to this Agreement.

     24.  MISCELLANEOUS.

          Any payment obligation under this Agreement which shall be due from Biosite to CMS and for which no date of payment is specified in this Agreement shall be payable on the thirtieth (30th) day following the day on which the event occurs which triggers Biosite's obligation to make any such payment.

     25.  FURTHER ASSURANCES.

          Biosite and CMS each shall perform any and all further acts and execute and deliver any and all further documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement on the date first set forth above.

                                   BIOSITE DIAGNOSTICS INCORPORATED


                                   By: /S/ KIM D. BLICKENSTAFF
                                       -----------------------
                                   Title:    PRESIDENT
                                       -----------------------

                                   FISHER SCIENTIFIC COMPANY L.L.C.

                                   By: /S/ CHARLES V. WOZNIAK
                                       ----------------------
                                   Title:     PRESIDENT
                                       ----------------------


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




                                      SCHEDULE A

                                     DOA PRODUCTS



                                        * * *






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




                                      SCHEDULE B

                                    MICRO PRODUCTS



                                         * * *


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



                                      SCHEDULE C

                                   CARDIAC PRODUCTS



                                        * * *


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



                                  SCHEDULE D

                         SAMPLE QUANTITIES AND PRICES



                                    * * *


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



                                  SCHEDULE E

                              TARGET OBLIGATIONS



                                    * * *


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

                                        EXHIBIT A
                                  CONTINUING GUARANTY

A. __________________________________________________________________
   (hereinafter referred to as "Seller"), having its principal office and place of business at _________________________________________________
   ______________________________________________________________________
   ____________________, hereby guarantees that all Products (including their packaging, labeling and shipping) comprising each shipment or other delivery hereinafter made by Seller (hereinafter referred to as "Products") to or on the order of Fisher Scientific Company L.L.C., a Delaware limited liability company, having its principal place of business at 2000 Park Lane, Pittsburgh, Pennsylvania 15275, or to any of its branches, divisions, subsidiaries, affiliates, or any of their customers (hereinafter collectively referred to as "Fisher"), pursuant to that certain Distribution Agreement effective as of January 1, 1998 (the "Distribution Agreement"), between Seller and Fisher Scientific Company L.L.C., a Delaware limited liability company represented by its Curtin Matheson Scientific division, are, as of the date of such shipment or delivery, in compliance with applicable federal, state and local laws, and any regulations, rules, declarations, interpretations and orders issued thereunder, including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and conform to representations and warranties made by Seller in its advertising, product labeling and literature.

B. Further, with respect to any Product that is privately labeled for Fisher, Seller agrees to make no change in such Products or the Fisher artwork on the labeling or packaging relating thereto without first obtaining the written consent of Fisher. Seller recognizes that Fisher is the owner of the trademarks and trade names connoting Fisher which it may elect to use in the promotion and sale of such private label Products and that Seller has no right or interest in such trademarks or trade names. Seller shall periodically analyze and review packaging and labeling for any Products which are private labeled for Fisher to ensure conformity with the provisions of paragraph A hereof and the adequacy of Product warnings and instructions.

C. Seller hereby agrees that it will reimburse Fisher Scientific Company L.L.C., a Delaware limited liability company, for all reasonable out-of-pocket costs and expenses incurred in connection with any product corrective action or recall relating to the Products which is requested by Seller or required by any governmental entity.

D. Seller agrees to procure and maintain product liability insurance with respect to the Products and contractual liability coverage relating to this Guaranty, with insurer(s) having Best's rating(s) of A- or better, naming Fisher as an additional insured (Broad Form Vendors Endorsement), with minimum limits in each case of $3,000,000. Seller shall promptly furnish to Fisher Scientific Company L.L.C., a Delaware limited liability company, a certificate of insurance and renewal certificates of insurance evidencing the foregoing coverages and limits. The insurance shall not be canceled, reduced or otherwise changed without providing Fisher with at least ten (10) days prior written notice.

E. Subject to the provisions of Section 6 (i) of the Distribution Agreement, Seller agrees to and shall protect, defend, indemnify and hold harmless Fisher Scientific Company L.L.C., a Delaware limited liability company,
   (and with respect to Subparagraph E. (i) below, the customers of Fisher Scientific Company L.L.C., a Delaware limited liability company) from any and all claims, actions, costs, expenses and damages, including reasonable attorney's fees and expenses arising out of: (i) any actual or alleged patent, trademark or copyright infringement in the design, composition, use, sale, advertising or packaging of the Products; (ii) any breach of the representations or warranties set forth in this Guaranty; (iii) the sale or use of the Products where such liability results from the act or omission of Seller (whether for breach of warranty, strict liability in tort, negligence or otherwise). In each such case, Fisher shall give Seller prompt written notice of any such claim, shall permit Seller to assume sole control of the defense thereof and shall provide all reasonable assistance in connection with the defense of such claim. Fisher shall have the right to retain its own counsel and to participate in such defense, with the fees and expenses of such counsel to be paid by Seller, if representation of Fisher by counsel retained by Seller would be inappropriate due to actual differing interests between Fisher and any other party represented by such counsel in such proceeding.

F. Seller agrees to and shall provide to Fisher Material Safety Data Sheets and other information concerning any Product as required by then applicable federal, state or local law.

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

G. Seller agrees to and shall accept, at its facility, all of Fisher's unsold or expired Products containing hazardous chemicals, materials or substances for disposal, recycling or use. Fisher shall be responsible for packing and transportation costs to Seller. Seller shall be responsible for all other costs, including, without limitation, any costs associated with Seller's disposal, recycling or use.

H. If the Products to be furnished by Seller are to be used in the performance of a U.S. government contract or subcontract, those clauses of the applicable U.S. Government procurement regulation which are mandatorily required by Federal Statute to be included in U.S. Government subcontracts shall be incorporated herein by reference including, without limitation, the Fair Labor Standards Act of 1938, as amended.

I. The representations and obligations set forth herein shall be continuing and shall be binding upon the Seller and his or its heirs, executors, administrators, successors and/or assigns, whichever the case may be, and shall inure to the benefit of Fisher Scientific Company L.L.C., a Delaware limited liability company, its successors and assigns and to the benefit of its officers, directors, agents and employees and their heirs, executors, administrators, and assigns.

J. The agreements and obligations of Seller set forth in this Guaranty are in consideration of purchases made by Fisher from Seller and said obligations are in addition to (and supersede to the extent of any conflict) any obligations of Seller to Fisher or Fisher to Seller. This Guaranty shall be effective upon the first sale to Fisher of any Product by Seller, and the obligations of Seller under this Guaranty shall survive and be enforceable in accordance with its terms.

SELLER

BIOSITE DIAGNOSTICS INCORPORATED
-----------------------------------------------
-----------------------------------------------
Name Under Which Seller's Business is Conducted

/s/ KIM D. BLICKENSTAFF
-----------------------------------------------
Signature of Authorized Representative

PRESIDENT                                4/3/98
-----------------------------------------------
Title                                      Date


FISHER SCIENTIFIC COMPANY L.L.C.,
A DELAWARE LIMITED LIABILITY COMPANY

/s/ CHARLES V. WOZNIAK
-----------------------------------------------
Signature of Authorized Representative

PRESIDENT
-----------------------------------------------
Title


*** CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT B

                               PRODUCT WARRANTY


Biosite's express and implied warranties (including implied warranties of merchantability and fitness) are conditioned upon observance of Biosite's published directions with respect to the use of Biosite's diagnostic products. Remedies against Biosite for breach of warranty or other duty are limited solely to replacement or return of the purchase price of the affected products. Any such claim against Biosite must be made in writing and promptly pursued within one year from the date of delivery of the goods. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL BIOSITE BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.